UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

N/A
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Wintrust Financial Corporation (the "Company") held its 2019 Annual Meeting of the Shareholders (the "Annual Meeting") on May 23, 2019. At the Annual Meeting, the Company’s shareholders (i) elected all twelve of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2018 executive compensation as described in the Company’s proxy statement, and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2019. The results of the vote at the Annual Meeting were as follows:

Proposal No. 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter D. Crist	43,973,613	1,799,220	29,933	3,151,660
Bruce K. Crowther	44,447,919	1,324,986	29,861	3,151,660
William J. Doyle	45,408,295	364,881	29,590	3,151,660
Marla F. Glabe	45,067,072	706,838	28,856	3,151,660
H. Patrick Hackett, Jr.	44,940,273	833,222	29,271	3,151,660
Scott K. Heitmann	44,899,649	872,501	30,616	3,151,660
Deborah L. Hall Lefevre	45,708,224	65,384	29,158	3,151,660
Christopher J. Perry	45,684,880	87,877	30,009	3,151,660
Ingrid S. Stafford	43,994,097	1,781,439	27,230	3,151,660
Gary D. “Joe” Sweeney	45,097,102	680,482	25,182	3,151,660
Karin Gustafson Teglia	45,478,979	295,274	28,513	3,151,660
Edward J. Wehmer	45,433,312	341,386	28,068	3,151,660

Proposal No. 2 — Advisory Vote on 2018 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,548,221	907,667	346,878	3,151,660

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,496,627	2,425,485	32,314	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: May 24, 2019